UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 26, 2010

Mine Clearing Corp.

(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	000-52944 (Commission File Number)	00-0000000 (IRS Identification No.)

2103 Tyrone Place, Penticton, British Columbia, Canada (Address of principal executive offices)	V2A 8Z2 (Zip Code)

Registrant's Telephone Number, including area code: (250) 490-3378

Peak Resources Incorporated
#640 – 801 6th Ave. SW, Calgary, Alberta, Canada
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

Letter of Intent to enter into a Property, Management and Financing Agreement:

On July 26, 2010 Mine Clearing Corp. (“MCC”) signed a letter of intent to enter into a property, management and financing agreement (“LOI”) with Boulder Hill Mines, Inc. (“Boulder”) on or before September 1, 2010. The LOI states that Boulder will transfer rights to two mineral properties to MCC, MCC will add management and director known to Boulder, and Boulder will arrange up to $150,000 of financing though a combination of private placements or joint venture arrangements. In return, MCC will cause to be transferred up to 10,000,000 shares of restricted unregistered common stock from current management to persons or entities identified by Boulder.

There is no material relationship between MCC or its affiliates and Boulder, other than in respect of the described LOI.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description	Status
10.14	Letter of Intent To Enter Into A Property, Management and Financing Agreement	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2010

By:       /s/ Larry Olson

Larry J. Olson
Principal Executive Officer

2